EXHIBIT 23
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8, No. 333-189744) related to the Peoples Bancorp Inc. Retirement Savings Plan,
2)	Registration Statements (Form S-8, No. 333-43629 and Form S-8, No. 333-179897) related to the Peoples Bancorp Inc. Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries as amended (formerly known as the Peoples Bancorp Inc. Second Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries and the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries),
3)	Registration Statements (Form S-8, No. 333-136383, Form S-8, No. 333-188149 and Form S-8, No. 333-226451) related to the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan (formerly known as the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan, the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan and the Peoples Bancorp Inc. 2006 Equity Plan),
4)	Registration Statement (Form S-8, No. 333-195986) related to the Peoples Bancorp Inc. Employee Stock Purchase Plan,
5)	Registration Statement (Form S-3, No. 033-54003) related to the Peoples Bancorp Inc. Dividend Reinvestment Plan,
6)	Registration Statement (Form S-3/A, No. 033-54003) pertaining to Post-Effective Amendments No. 1, 2, and 3 to Form S-3 related to the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan,
7)	Registration Statement (Form S-3, No. 333-211637) related to Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan,
8)	Registration Statement (Form S-3, No. 333-226470) related to Peoples Bancorp Inc.’s shelf registration of common shares, preferred shares, depositary shares, debt securities, warrants and units,
9)	Registration Statement (Form S-4, No. 333-194626), related to common shares to be issued as contemplated by the Agreement and Plan of Merger, dated as of January 21, 2014, between Peoples Bancorp Inc. and Midwest Bancshares, Inc.,
10)	Registration Statement (Form S-4, No. 333-196872), related to common shares to be issued as contemplated by the Agreement and Plan of Merger, dated as of April 4, 2014, between Peoples Bancorp Inc. and Ohio Heritage Bancorp, Inc.,
11)	Registration Statement (Form S-4, No. 333-197736), related to common shares to be issued as contemplated by the Agreement and Plan of Merger, dated as of April 21, 2014, as amended effective as of July 25, 2015, among Peoples Bancorp Inc., Peoples Bank, National Association and North Akron Savings Bank,
12)	Registration Statement (Form S-4, No. 333-199152), related to common shares to be issued as contemplated by the Agreement and Plan of Merger, dated as of August 4, 2014, as amended, between Peoples Bancorp Inc. and NB&T Financial Group, Inc.
13)	Registration Statement (Form S-4, No. 333-222054), related to common shares to be issued as contemplated by the Agreement and Plan of Merger, dated as of October 23, 2017, between Peoples Bancorp Inc. and ASB Financial Corp.; and
14)
Registration Statement (From S-4, No. 333-228745), related to common shares to be issued as contemplated by the Agreement and Plan of Merger, dated as of October 29, 2018, as amended on December 18, 2018, between Peoples Bancorp Inc. and First Prestonsburg Bancshares Inc.

of our reports dated March 1, 2021, with respect to the consolidated financial statements of Peoples Bancorp Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Peoples Bancorp Inc. and subsidiaries included in this Annual Report (Form 10-K) of Peoples Bancorp Inc. for the fiscal year ended December 31, 2020.

/s/ Ernst & Young LLP
Charleston, West Virginia
March 1, 2021